UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2006

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the respective document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2006, Lyondell Chemical Company (“Lyondell”) and Occidental Chemical Holding Corporation (“OCHC”), a wholly owned subsidiary of Occidental Petroleum Corporation (“Occidental”), entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC and Banc of America Securities LLC (together, the “Underwriters”), relating to the sale by OCHC of up to 11.5 million shares (including up to 1.5 million pursuant to an over-allotment option) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), under Lyondell’s Registration Statement on Form S-3 (No. 333-138290). Lyondell will not receive any of the proceeds from the offering. The offering is expected to close on November 3, 2006.

Without giving effect to the sale of shares in the offering described above, OCHC owns 30,307,860 shares of Common Stock and a warrant exercisable for the purchase of an additional 5,000,000 shares of Common Stock. Lyondell and Occidental are parties to a Stockholders Agreement pursuant to which Stephen I. Chazen, Senior Executive Vice President and Chief Financial Officer of Occidental currently serves on the Lyondell Board of Directors. Lyondell, Occidental and OCHC are also parties to a Registration Rights Agreement which provides for registration rights with respect to substantially all of the Common Stock held by OCHC. The Registration Statement referenced above was filed pursuant to the terms of the Registration Rights Agreement. Lyondell and Occidental and their respective affiliates also are parties to various commercial agreements and transactions, which Lyondell expects will be generally consistent with respect to 2006 as in prior years. Please see “Certain Relationships and Related Transactions” in Lyondell’s proxy statement dated March 27, 2006 for additional information regarding the agreements and transactions between Lyondell and Occidental and their respective affiliates.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement dated as of October 30, 2006 by and among Lyondell Chemical Company, Occidental Chemical Holding Corporation and Credit Suisse Securities (USA) LLC, as Representative of the Underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and General Counsel

Date: October 31, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement dated as of October 30, 2006 by and among Lyondell Chemical Company, Occidental Chemical Holding Corporation and Credit Suisse Securities (USA) LLC, as Representative of the Underwriters named therein.